UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2009

Virgin Mobile USA, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33735	20-8826316
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10 Independence Boulevard Warren, NJ	07059
(Address of principal executive offices)	(Zip Code)

(908) 607-4000

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 9, 2009, Virgin Mobile USA, L.P. (“Virgin Mobile USA”), operating company of Virgin Mobile USA, Inc., executed an Amendment Letter (the “Letter”) to its Amended and Restated Trademark License Agreement (the “Agreement”) with Virgin Enterprises Limited (“VEL”).

Pursuant to the Letter, VEL has granted Virgin Mobile USA the exclusive right to use the “Virgin Mobile,” “Virgin Mobile USA” and “Virgin Mobile Broadband2Go” names (the “Names”) in relation to Virgin Mobile USA’s marketing of certain mobile Internet access services. The Letter provides that such services will be exclusively marketed to non-corporate customers and potential non-corporate customers within its operating territory. Virgin Mobile USA has agreed to pay VEL a quarterly royalty in exchange for the right to use the Names, which is not subject to the royalty cap set forth in Section 4.1 of the Agreement.

The Letter is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1	Amendment Letter, executed July 9, 2009, to Amended and Restated Trademark License Agreement between Virgin Mobile USA, L.P. and Virgin Enterprises Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Virgin Mobile USA, Inc.

Date: July 13, 2009	/s/ Peter Lurie
Name: Peter Lurie
Title: General Counsel